                                                                     EXHIBIT 3.1


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                         TVN ENTERTAINMENT CORPORATION


     TVN Entertainment Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that:

     (1) The name of the corporation is TVN Entertainment Corporation. TVN Entertainment Corporation was originally incorporated under the name Touchtone Video Network, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on October 31, 1988.

     (2) The Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A was duly proposed and approved by the Board of Directors of the Corporation. In lieu of a meeting of the stockholders, written consent has been given for the adoption of said Amended and Restated Certificate of Incorporation pursuant to the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, and written notice of the taking of such corporate action has been given as provided in said
Section 228.

     IN WITNESS WHEREOF, TVN Entertainment Corporation, has caused this Certificate of Officers to be signed by Stuart Levin, its President, and attested by Arthur Fields, its Secretary, on February 28, 1996.

                                        TVN ENTERTAINMENT CORPORATION



                                        By: /s/ Stuart Levin
                                           -----------------------------------
                                            Stuart Levin, President


ATTEST:

By:  /s/ Arthur Fields
    ------------------------------
    Arthur Fields,  Secretary

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                         TVN ENTERTAINMENT CORPORATION


     TVN Entertainment Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), certifies that:

     A. The name of the Corporation is TVN Entertainment Corporation. TVN Entertainment Corporation was originally incorporated under the name Touchtone Video Network, Inc. and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 19, 1989.

     B. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate restates, integrates and further amends the provisions of the Corporation's Certificate of Incorporation, as amended.

     C. The text of the Certificate of Incorporation, as amended is restated and further amended to read as follows:

          ONE.   The name of this Corporation is TVN Entertainment Corporation.
          ---

          TWO.   The address of the Corporation's registered office in the State
          ---
of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such office is Corporation Trust Company.

          THREE. The nature of the business or purposes to be conducted by this
          -----
Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

          FOUR.  This corporation is authorized to issue two classes of shares
          ----
to be designated respectively Preferred Shares ("Preferred") and Common Shares ("Common"). The total number of shares of Preferred this corporation shall have authority to issue is 7,600,000 shares, $.001 par value, and the total number of shares of Common this corporation shall have authority to issue is 10,000,000 shares, $.001 par value. The Preferred shall be designated as a single series, namely, Series A, consisting of 7,600,000 shares ("Series A Preferred Stock").

          Upon the filing of this Amended and Restated Certificate of Incorporation each outstanding share of Common Stock shall be converted into and reconstituted as 10.5948568 shares of Series A Preferred Stock. No fractional shares will be issued upon such conversion and reconstitution; any fractional shares will be rounded to the nearest whole share.

          The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock. Holders of capital stock shall have no pre-emptive rights with respect to any authorized but unissued shares of Common Stock.

          The rights, preferences, privileges and restrictions granted to or imposed on the Common Stock and Series A Preferred are as follows:

               I.   Dividends.  The holders of the Series A Preferred shall be
                    ---------
entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, dividends at the rate of twenty five cents ($.25) per annum per share, on each outstanding share of Series A Preferred, and no more, payable prior and in preference to any payment of any dividend on Common shares of the Corporation. No dividends or other distributions shall be made with respect to the Common shares, other than dividends payable solely in Common Stock, until all dividends on the Series A Preferred have been declared and paid or set apart. Such dividends shall not be cumulative and no right to such dividends shall accrue to holders of Series A Preferred unless declared by the Board of Directors. After dividends in the total amount of $.25 per share on the Series A Preferred shall have been declared and paid or set apart in any year, if the Board of Directors shall elect to declare additional dividends in that year, out of funds legally available therefor, such additional dividends shall be declared equally on the Common and the Series A Preferred, with the holders of Series A Preferred to receive amounts equal to the dividends declared on the number of shares of Common into and to which each share of Series A Preferred is then convertible.

               II.  Liquidation Preference.
                    ----------------------

                    A. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred shall be entitled to receive $2.50 for each outstanding share of Series A Preferred prior to and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such Series A Preferred (the "Liquidation Preference").

                    B. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred in proportion to the aggregate preferential amount of all shares of Series A Preferred then held by them bears to the aggregate preferential amount of all shares of Series A Preferred outstanding as of the date of the distribution upon the occurrence of such event.

                    C. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment has been made to the holders of the Series A Preferred of the full amounts to which they shall be entitled as aforesaid, the holders of Common Stock shall be entitled to share ratably in the remaining assets, based on the number of shares of Common Stock held.

               III  Voting Rights.  The holders of shares of Series A Preferred
                    -------------
and Common Stock shall have the following voting rights:

                    A. Except as required by law or as otherwise provided herein, the holders of shares of the Series A Preferred and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation, including the election of directors, and shall have no special voting rights.

                    B. Each holder of shares of Series A Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock, rounded to the nearest whole number, into which such shares of Series A Preferred could be converted on the record date for the determination of the stockholders entitled to vote. Fractional votes by the holders of the Series A Preferred shall not, however, be permitted and any fractional voting rights shall be rounded to the nearest whole number.

               IV.  Conversion.  The holders of the Series A Preferred shall
                    ----------
have conversion rights as follows (the "Conversion Rights"):

                    A.   Right to Convert.  Subject to the adjustment provisions
                         ----------------
of this Section IV, each share of Series A Preferred shall be convertible, at the option of the holder and without payment of additional consideration, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock, as is determined by dividing $2.50 by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The initial price at which shares of Common Stock shall be deliverable upon conversion of shares of each series of Series A Preferred (the "Series A Conversion Price") shall be $2.50. The initial Series A Conversion Price shall be subject to adjustment as hereinafter provided.

                    B.   Automatic Conversion.  Each share of Series A Preferred
                         --------------------
shall automatically be converted into shares of Common Stock at the then effective Conversion Price:

                         (1)  In the case of Series A Preferred, upon the
affirmative vote of the holders of a majority of the outstanding Series A Preferred voting separately as a class to cause all outstanding shares of Series A Preferred to be converted.

                         (2)  In the case of the Series A Preferred, upon the
closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of equity securities for the account of the Corporation to the public at (i) a per share public offering price of not less than $2.50 (prior to underwriter commissions and offering expenses) and (ii) an aggregate price (prior to underwriter's commissions and offering expenses) of not less than $7,500,000.00. In the event of the automatic conversion of the Series A Preferred upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred shall not be deemed to have converted such Series A Preferred until immediately prior to the closing of such sale of securities.

                    C.   Mechanics of Conversion.  No fractional shares of
                         -----------------------
Common Stock shall be issued upon conversion of the Series A Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series A Preferred shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section IV.B, the outstanding shares of Series A Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series A Preferred are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series A Preferred, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted, or in the case of automatic conversion on the date of closing of the offering, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                    D.   Adjustments to Conversion Price.
                         -------------------------------

                         (1)  Adjustments for Subdivisions, Combinations or
                              ---------------------------------------------
Consolidation of Common Stock.  In the event the outstanding shares of Common
-----------------------------
Stock shall be subdivided (by stock split, stock dividends or otherwise), into a greater number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                         (2)  Adjustments for Stock Dividends and Other
                              -----------------------------------------
Distributions. In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution (excluding any repurchases of securities by the Corporation not made on a pro-rata basis from all holders of any class of the Corporation's securities) payable in property or in securities of the Corporation other than shares of Common Stock, and other than as otherwise adjusted in this Section IV or as provided in Section I, then and in each such event the holders of Series A Preferred shall receive at the time of such distribution, the amount of property or the number of securities of the Corporation that they would have received had their Series A Preferred been converted into Common stock on the date of such event.

                         (3)  Adjustments for Reclassification, Exchange and
                              ----------------------------------------------
Substitution. Except as provided in Section II upon any liquidation, dissolution or winding up of the Corporation, if the Common Stock issuable upon conversion of the Series A Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred immediately before that exchange.

                    E.   No Impairment.  The Corporation will not, by amendment
                         -------------
of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this certificate by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of Section IV and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred against impairment.

                    F.   Certificate as to Adjustments.  Upon the occurrence of
                         -----------------------------
each adjustment or readjustment of the Conversion Price pursuant to Section IV, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this certificate and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of the Series A Preferred.

                    G.   Notices of Record Date.  In the event of any taking by
                         ----------------------
the Corporation of a record of the holders of any class of securities for the purpose of determining the holders of such securities who are entitled to receive any dividend or other distribution whether in cash, property, stock or other securities, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred at least twenty (20) days prior to the date specified in such notice, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, or rights, and the amount and character of such dividend, distribution, or right.

                    H.   Reservation of Stock Issuable Upon Conversion.  The
                         ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                    I.   Notices.  Any notice required by the provisions of
                         -------
Section IV to be given to the holders of shares of Series A Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

                    J.   Status of Converted Shares.  In the event any shares of
                         --------------------------
Series A Preferred shall be converted pursuant to Section IV, the shares so converted shall be canceled and shall not be reissuable by the Corporation.

               V.   Redemption.  The shares of Series A Preferred shall not be
                    ----------
redeemable.

               VI.  Protection Provisions.  This Corporation shall not without
                    ---------------------
first obtaining the affirmative vote or written consent of the holders of not less than fifty percent (50%) of the outstanding Common Stock and Series A Preferred, voting together as a single class (on an as converted basis):

                    A. amend or repeal any provision of the Corporation's Amended and Restated Certificate of Incorporation or amend or repeal any provision of the charter document of any subsidiary;

                    B. authorize a merger, consolidation, recapitalization or reorganization of the Corporation in which the stockholders of this Corporation shall own less than fifty percent (50%) of the voting securities of the surviving corporation, or authorize the sale of all or substantially all of the assets of the Corporation, or otherwise liquidate, wind up or dissolve the Corporation;

                    C.   declare or pay any dividend; or

                    D. form or establish any subsidiary of the Corporation, authorize a merger, consolidation, recapitalization, reorganization of a subsidiary in which the stockholders of such subsidiary immediately prior to the consummation of such transaction would own less than fifty percent (50%) of the voting securities of the surviving corporation, or authorize the sale of all or substantially all of the assets of any subsidiary or otherwise liquidate, wind up or dissolve a subsidiary.

          FIVE.   The Corporation is to have perpetual existence.
          ----

          SIX.    In furtherance and not in limitation of the powers conferred
          ---
by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

          SEVEN.  The number of directors of the Corporation shall be not less
          -----
than five (5) nor more than nine (9). The exact number of directors shall be as set forth in the Bylaws of the Corporation.

          EIGHT.  Subject to the voting rights of any class or series of stock,
          -----
vacancies existing in the Board of Directors for any reason, and any directorships resulting from any increase in the authorized number of directors, may be filled between annual meetings of stockholders by the Board of Directors acting according to the procedures for the filling of vacancies set forth in the Bylaws of the Corporation.

          NINE.   At all elections of directors of the Corporation, if any
          ----
holder of stock of this Corporation entitled to vote at an election of directors shall have given the Corporation notice in accordance with the manner therefor set forth in the Corporation's Bylaws of such holder's intention to cumulate his or her votes for the election of directors, then each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to his or her shares of stock multiplied by the number of directors to be elected by such holder, and the holder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such holder may see fit.

          TEN.    Meetings of stockholders may be held within or without the
          ---
State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

          ELEVEN. To the fullest extent permitted by the Delaware General
          ------
Corporation Law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exception from liability or limitation thereof is not permitted under the Delaware Corporation Law as the same exists or may hereafter be amended. Neither any amendment nor repeal of this Section ELEVEN, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Section ELEVEN, shall eliminate or reduce the effect of this Section ELEVEN in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section ELEVEN, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

          TWELVE. Except as set forth in Section FOUR above, the Corporation
          ------
reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                         TVN ENTERTAINMENT CORPORATION

     TVN Entertainment Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

     1. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and has been consented to in writing by the stockholders, and written notice has been given, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     2. Article FOUR of the Corporation's Certificate of Incorporation is amended as follows:

          The first paragraph of Article FOUR, which currently reads:

          "This corporation is authorized to issue two classes of shares to be designated respectively Preferred Shares ("Preferred") and Common Shares ("Common"). The total number of shares of Preferred this corporation shall have authority to issue is 7,600,000 shares, $.001 par value, and the total number of shares of Common this corporation shall have authority to issue is 10,000,000 shares, $.001 par value. The Preferred shall be designated as a single series, namely, Series A, consisting of 7,600,000 shares ("Series A Preferred Stock")."

          is hereby amended in its entirety to read:

          "This corporation is authorized to issue two classes of shares to be designated respectively Preferred Shares ("Preferred") and Common Shares ("Common"). The total number of shares of Preferred this corporation shall have authority to issue is 18,819,522 shares, $.001 par value, and the total number of shares of Common this corporation shall have authority to issue is 40,000,000 shares, $.001 par value. The Preferred Stock may be issued from time to time in one or more series. Of the authorized Preferred, 7,600,000 shares shall be designated as Series A ("Series A Preferred Stock") and the remaining authorized shares of Preferred are undesignated. The Board of Directors of this Corporation is authorized to determine the rights, preferences, privileges and restrictions granted to or imposed upon any undesignated shares of Preferred, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally designating the shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the number of shares of any series. Any shares of undesignated Preferred hereafter designated by the Board of Directors pursuant to this Article as senior securities (the "Senior

Preferred Stock") shall rank, with respect to dividends and distributions upon the liquidation, dissolution or winding-up of the Corporation, senior to all classes or series of Common Stock, the Series A Preferred Stock and any other class or series of stock that provides that it shall be junior to the Senior Preferred Stock (collectively "Junior Securities")."

     3. Item I of Article FOUR of the Corporation's Certificate of Incorporation is hereby amended in its entirety and replaced by the following:

               I.   Dividends.
                    ---------

                    A. The holders of the Series A Preferred shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, dividends at the rate of twenty five cents ($.25) per annum per share, on each outstanding share of Series A Preferred, and no more, payable prior and in preference to any payment of any dividend on Common shares of the Corporation. No dividends or other distributions shall be made with respect to the Common shares, other than dividends payable solely in Common Stock, until all dividends on the Series A Preferred have been declared and paid or set apart. Such dividends shall not be cumulative and no right to such dividends shall accrue to holders of Series A Preferred unless declared by the Board of Directors. After dividends in the total amount of $.25 per share on the Series A Preferred shall have been declared and paid or set apart in any year, if the Board of Directors shall elect to declare additional dividends in that year, out of funds legally available therefor, such additional dividends shall be declared equally on the Common and the Series A Preferred, with the holders of Series A Preferred to receive amounts equal to the dividends declared on the number of shares of Common into and to which each share of Series A Preferred is then convertible.

                    B. Beginning on the original date of issuance of any shares of Senior Preferred Stock, the holders of such Senior Preferred Stock shall be entitled to receive dividends on each outstanding share of Senior Preferred Stock when, as and if dividends are declared by the Board of Directors, out of funds legally available for the payment of dividends, on each outstanding share of Common Stock or Series A Preferred, respectively, in an amount equal to the dividends paid on each share of the Common Stock or Series A Preferred, respectively, multiplied by a fraction equal to the liquidation preference each share of the Senior Preferred Stock divided by the liquidation preference of the Series A Preferred, as set forth in Item II below, or Common Stock, respectively. For such purpose only, the liquidation preference of the Common Stock shall be deemed equal to $.001 per share. All such dividends shall be payable to the holders of Senior Preferred Stock on any date that dividends are paid on the Series A Preferred or Common Stock, as the case may be.

                    C. So long as any shares of Senior Preferred Stock are outstanding, the Corporation (i) shall not declare, pay or set apart for payment any dividend on any Junior Securities, or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior

Securities, and (ii) shall not purchase or redeem any of the Junior Securities, or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, except for the repurchase of Common Stock or options therefore, in each case issued to employees of the Corporation or any subsidiary thereof, for aggregate consideration not to exceed $250,000."

     4. Item II of Article FOUR of the Corporation's Certificate of Incorporation is hereby amended to add the following:

                    "D. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Senior Preferred Stock will be entitled to receive out of the assets of the Corporation available for distribution to the holders of its capital stock, whether such assets are surplus or earnings, an amount in cash equal to the liquidation preference of such Senior Preferred Stock, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities."

     5. Article SEVEN of the Corporation's Certificate of Incorporation is hereby amended in its entirety and replaced by the following:

          "The number of directors of the Corporation shall be not less than five (5) nor more than ten (10). The exact number of directors shall be as set forth in the Bylaws of the Corporation."

     IN WITNESS WHEREOF, TVN Entertainment Corporation has caused this Certificate to be executed by Stuart Z. Levin, its authorized officer, on this 28th day of August, 1997.


                                         /s/ Stuart Z. Levin
                                         ______________________________________
                                         Stuart Z. Levin, President



(Certificate of Amendment of Certificate of Incorporation of TVN Entertainment
                                 Corporation)

            CERTIFICATE OF VOTING POWERS, DESIGNATIONS, PREFERENCES
             AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL
                     RIGHTS AND QUALIFICATIONS, LIMITATIONS
                        AND RESTRICTIONS THEREOF OF THE
                      SERIES B CONVERTIBLE PREFERRED STOCK
                        OF TVN ENTERTAINMENT CORPORATION

                          __________________________

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                          __________________________


          I, Arthur Fields, Secretary of TVN Entertainment Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

          That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation as amended of said Corporation (the "Certificate of Incorporation"), said Board of Directors, at a meeting duly called and held on August 27, 1997, adopted a resolution providing for the issuance of 11,219,522 authorized shares of Series B Convertible Preferred Stock, which resolution is as follows:

          WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, as amended, to fix by resolution or resolutions the designation of each series of preferred stock and the powers, designations, preferences and relative participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of Delaware; and

          WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series;

          NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized such series of preferred stock on the terms and with the provisions herein set forth:

I.   Certain Definitions.  (a)  As used herein, the following terms shall have
     -------------------
the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person and "Affiliated" has a meaning correlative with the foregoing. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the ownership, directly or indirectly, of more than 10 percent of the outstanding voting securities of such Person or other ownership interests having ordinary voting power to elect a majority of the board of directors of such Person or other entity performing similar functions.

          "Board of Directors" means the Board of Directors of the Corporation.

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close .

          "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

          "Change of Control" means such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange
     Act) of Capital Stock having voting power that is more than the voting power of the Series B Stock held by the Holders on such date.

          "Commission" means the Securities and Exchange Commission and any successor agency having similar powers.

          "Common Stock" means the Common Stock, par value $.001 per share, of the Corporation and any other class of common stock hereafter authorized by the Corporation from time to time.

          "Convertible Notes" means the 10% Convertible Notes of the Corporation issued to Storie Partners, L.P.

          "Corporation" means TVN Entertainment Corporation, a Delaware corporation.

          "Director" means a member of the Board of Directors.

          "Dividend Payment Date" means any Redemption Date and any other date on which dividends in arrears may be paid.

          "Dividend Record Date" means, with respect to the dividend payable on each Dividend Payment Date, the close of business on the fifteenth day immediately preceding such Dividend Payment Date, or such other record date as may be designated by the Board of Directors with respect to the dividend payable on such Dividend Payment Date; provided, however, that such record date may not be more than 60 days or less than ten days prior to such Dividend Payment Date.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "fair market value" means the price at which an informed and willing seller, under no compulsion to sell, would sell to an informed and willing buyer, under no compulsion to buy, with no discount for illiquidity or lack of control.

          "Holder" means a registered holder of shares of Series B1 Stock, Series B3 Stock or Series B4 Stock.

          "Initial Public Offering" means the first registration of Common Stock after the date hereof under the Securities Act, using forms S-1, S-2 or S-3 or any successor forms.

          "Key Creditors" means each creditor of the Corporation or its Subsidiaries that, together with its Affiliates, is owed $200,000 or more by the Corporation and/or its Subsidiaries, including, without limitation, PanAmSat Corporation, NextLevel Systems of Delaware, Inc., AT&T Communications, Inc., Four Media Corporation, Universal Pay Television, Inc. (including MCA Satellite Services, Inc.), The Walt Disney Company, Electronic Data Systems Corporation, Viacom, Inc. (including PVI

     Transmission Inc., PVI Sales and Marketing Inc., Centurion Satellite Broadcast, Inc. and Paramount Pictures Corporation) and Col-Star, Inc.

          "Liquidation Preference" means the Original Liquidation Preference, plus an amount equal to all accumulated and unpaid dividends from and after the Dividend Payment Date on which such dividends were to be paid. The Liquidation Preference of a share of Series B Stock will increase by the amount of dividends that accumulate on such share on a Dividend Payment Date and will decrease only to the extent such dividends are actually paid, all as provided in Article IV hereof.

          "Mandatory Redemption Date" means August 29, 2002.

          "Original Issue Date" means the date on which shares of Series B Convertible Preferred Stock are first issued by the Corporation.

          "Person" means any individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          "PGI Stock" means Series B1 Stock, Series B3 Stock and Series B4
     Stock.

          "Preferred Stock" means any and all shares, interests, participations or other equivalents of the Corporation's preferred stock, including any such security with any priority over Common Stock with respect to dividends or upon liquidation or similar events.

          "Redemption Price" means, with respect to any share of Series B Stock, the Liquidation Preference of such share.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute.

          "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of August 29, 1997 between the Corporation and Princes Gate Investors II, L.P.

          "Securityholders Agreement" means the Securityholders Agreement, dated as of August 29, 1997, among the Corporation, Princes Gate Investors II, L.P., PG Investors II, Inc., Storie Partners, L.P., Wenonah Development Corp. and Jerome H. Turk and Carole Turk Family Trust.

          "Storie Holders" means registered holders of Series B2 Stock.

          "Special Trigger Event" shall be deemed to occur if (i) the Corporation has not, prior to the third anniversary of the Initial Closing, completed an Initial Public Offering underwritten by an investment bank of national standing and generating gross proceeds to the Corporation which exceed $25 million; (ii) the Corporation is in default with a creditor or trade partner, including, but not limited to, any of the Key Creditors, with respect to a liability or obligation of at least $50,000 for thirty days; (iii) the Corporation breaches any covenant or agreement contained in the Securities Purchase Agreement, the Securityholders Agreement or in this Certificate of Designations and such breach has not been cured within ten days thereof; (iv) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Corporation or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Corporation or any of its Subsidiaries or for all or substantially all of the property and assets of the Corporation or any of its Subsidiaries or (C) the winding up or liquidation of the affairs of the Corporation or any of its Subsidiaries; (v) the Corporation or any of its Subsidiaries (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Corporation or any of its Subsidiaries or for all or substantially all of the property and assets of the Corporation or any of its Subsidiaries or (C) effects any general assignment for the benefit of creditors; or (vi) if the Chief Operating Officer of the Corporation hired on the date PGI Stock is first issued ceases to be employed by the Corporation on a full-time basis at all times during the one year period after such issuance, except in the event of such person's death or disability or with the approval of the Directors elected by the Holders, and the Corporation shall not have replaced such Chief Operating Officer within 30 days of such cessation with a person reasonably acceptable to the Directors elected by the Holders; provided that with respect to the events referred to in items (ii), (iii) and (vi) above, a Special Trigger Event shall be deemed not to have occurred unless (A) the Corporation shall have failed to give written notice of the occurrence of such event to the Agent and the Storie Holders within five days of such occurrence or (B) the Agent or holders of 25% or more of the Series B Stock shall have given the Corporation written notice declaring such event to be a Special Trigger Event.

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

          "Warrants" means warrants to purchase Series B2 Stock, issued on the Original Issue Date.

          (b) Each of the following terms is defined in the Section opposite such term:

              Term                              Section
              ----                              -------

              Common Equivalents                VIII
              constituent entity                VIII
              Conversion Agent                  VIII
              Conversion Date                   VIII
              Conversion Ratio                  VIII
              Junior Securities                 III
              non-electing share                VIII
              Original Liquidation Preferences  II
              Redemption Date                   VI(C)
              Redemption Notice                 VI(C)
              resulting entity                  IX
              Series A Stock                    III
              Series B Stock                    II
              Series B1 Stock                   II
              Series B2 Stock                   II
              Series B3 Stock                   II
              Series B4 Stock                   II

II.  Designation.
     -----------

          The series of preferred stock authorized hereunder shall be designated as the "Series B Convertible Preferred Stock" and is referred to herein as the "Series B Stock." The number of shares constituting such series shall be 11,219,522. The par value of the Series B Stock shall be $.001 per share of Series B Stock. The Series B Stock shall be issued in four subseries, with original liquidation preferences (the "Original Liquidation Preferences") equal to: $2.7343 per share for the first 5,714,442 shares of Series B Stock purchased by the Holders ("Series B1 Stock"); $5.8105 per share for the 1,790,769 shares of Series B Stock acquired by the Storie Holders ("Series B2 Stock"); $6.8359 per share for the next 2,285,727 shares of Series B Stock purchased by the Holders ("Series B3 Stock"); and $10.9374 per share for the next 1,428,584 shares of Series B Stock purchased by the Holders ("Series B4 Stock").


III.  Ranking.
      -------

          The Series B Stock shall be a senior security, as such term is used in Article FOUR of the Corporation's Certificate of Incorporation and shall rank, with respect to dividends and distributions upon the liquidation, dissolution or winding-up of the Corporation, senior to all classes or series of Common Stock and any other Capital Stock of the Corporation (collectively referred to as "Junior Securities"), including, without limitation, (A) any series of Preferred Stock hereafter created by the Board of Directors and (B) the Series A Preferred Stock, $.001 par value per share of the Corporation (the "Series A Stock").


IV.  Dividends.
     ---------

          (A) Beginning on the Original Issue Date, Holders and Storie Holders shall be entitled to receive dividends on each outstanding share of Series B Stock, when, as and if dividends are declared by the Board of Directors, out of funds legally available for the payment of dividends, on each outstanding share of Common Stock or Series A Stock, in an amount equal to the dividends paid on each share of the Common Stock or Series A Stock, multiplied by a fraction equal to the Liquidation Preference of each share of Series B Stock divided by the liquidation preference of each share of such Series A Stock or Common Stock, as the case may be. For such purpose only, the liquidation preference of the Common Stock shall be deemed to be equal to $.001 per share. All such dividends shall be payable to Holders and Storie Holders on any date that dividends are paid on the Series A Stock or Common Stock, as the case may be.

          (B) Each dividend paid on the Series B Stock shall be payable to Holders and Storie Holders of record as their names shall appear in the stock ledger of the Corporation on the Dividend Record Date for such dividend, except that dividends in arrears for any past Dividend Payment Date may be declared and paid at any time without reference to such regular Dividend Payment Date to Holders and Storie Holders of record on a later dividend record date determined by the Board of Directors.

          (C) All dividends paid with respect to shares of the Series B Stock shall be paid pro rata to the Holders and Storie Holders entitled thereto based upon the Liquidation Preference of the Series B Stock held by each such Holder and Storie Holder on the relevant Dividend Record Date.

          (D) So long as any shares of the Series B Stock are outstanding, the Corporation (i) shall not declare, pay or set apart for payment any dividend on any Junior Securities, or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any securities, warrants, rights, calls or options exchangeable or exercisable for or convertible into any of the Junior Securities, and (ii) shall not itself and shall not permit any of its Subsidiaries to purchase or redeem any of the Junior Securities, or any securities, warrants, rights, calls or options exchangeable or exercisable for or convertible into any of the Junior Securities, except for the repurchase of Common Stock or options therefor, in each case issued to employees of the Corporation or any Subsidiary thereof, for aggregate consideration not to exceed $250,000.


V.  Payment on Liquidation.
    ----------------------

          (A) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, Holders and Storie Holders will be entitled to receive out of the assets of the Corporation available for distribution to the holders of its Capital Stock, whether such assets are capital, surplus or earnings, an amount in cash equal to the Liquidation Preference, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. Except as set forth in the preceding sentence, Holders and Storie Holders shall not be entitled to any distribution in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the Holders and Storie Holders, then the Holders and Storie Holders shall share equally and ratably in any distribution of assets in proportion to the full liquidation preferences of the Series B Stock held by them, determined as of the date of such voluntary or involuntary liquidation, dissolution or winding-up, to which they are entitled.

          (B) For the purposes of this Article V only, neither the sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

VI.  Redemption.
     ----------

          (A)  Mandatory Redemption. On the Mandatory Redemption Date, the
               --------------------
Corporation shall redeem from any source of funds legally available therefor, in the manner provided in Article VI(C) below, all of the shares of the Series B Stock then outstanding at a redemption price, in cash, equal to the Redemption Price. The Corporation shall use its best efforts to cause funds to be legally available for the payment of the Redemption Price prior to the Redemption Date.

          (B)  Redemption at the Option of Holders and Storie Holders upon a
               -------------------------------------------------------------
Change of Control. Upon the occurrence of a Change of Control, each Holder and
-----------------
Storie Holder shall have the right to require the Corporation to promptly redeem all or any shares of the Series B Stock at a redemption price, in cash, equal to the Redemption Price.

          (C)  Procedure for Redemption. (i) Not more than sixty (60) and not
               ------------------------
less than thirty (30) days prior to the Mandatory Redemption Date and within three days of any Change of Control, written notice (the "Redemption Notice") shall be given by the Corporation to each Holder and Storie Holder by facsimile and by first-class mail, postage prepaid, to each Holder and Storie Holder at such Holder's or Storie Holder's address as the same appears on the stock ledger of the Corporation; provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series B Stock to be redeemed except as to the Holders and Storie Holders to whom the Corporation has failed to give such notice or except as to the Holders and Storie Holders whose notice was defective. The Redemption Notice shall state:

          (a)  the Redemption Price;

          (b)  the date fixed for redemption (the "Redemption Date");

          (c) in the case of a redemption pursuant to Article VI(A), that the Holder or Storie Holder is to surrender to the Corporation, at the place or places, which shall be designated in such Redemption Notice, its certificates representing the shares of Series B Stock to be redeemed;

          (d) the name of any bank or trust company performing the duties referred to in Article VI(C)(v) below; and

          (e) If there has occurred a Change of Control, a statement to that effect and reasonable procedures for the Holder or Storie Holder to follow if it wishes the Corporation to redeem its Series B Stock.

          (ii) On or before the Redemption Date, each Holder and Storie Holder of Series B Stock to be redeemed shall surrender the certificate or certificates representing such shares of Series B Stock to the Corporation, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Redemption Price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be returned to authorized but unissued shares. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (iii) Unless the Corporation defaults in the payment in full of the applicable Redemption Price, dividends on the Series B Stock called for redemption shall cease to accumulate on the day prior to the Redemption Date, and the Holders and Storie Holders of such shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Redemption Price.

          (iv) If a Redemption Notice shall have been duly given, and if, on or before the Redemption Date specified therein, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders and Storie Holders of the Series B Stock called for redemption so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, excepting only the right of the Holders and Storie Holders thereof to receive the amount payable on redemption thereof, without interest.

          (v) If a Redemption Notice shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the Redemption Date specified therein the funds necessary for such redemption shall have been irrevocably deposited by the Corporation with such bank or trust company in trust for the pro rata benefit of the Holders and Storie Holders of the Series B Stock called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called, or to be so called pursuant to such irrevocable authorization, for redemption shall no longer be deemed to be outstanding and all rights with respect of such shares shall forthwith cease and terminate, excepting only the right of the Holders and Storie Holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of the State of New York, shall be doing business in the Borough of Manhattan, The City of New York, shall have capital, surplus and undivided profits aggregating at least

$100,000,000 according to its last published statement of condition, and shall be identified in the Redemption Notice. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such Redemption Date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the Holders and Storie Holders of the shares to be redeemed shall look only to the Corporation for payment thereof.


VII.  Voting Rights.
      -------------

          (A) Holders and Storie Holders, except as otherwise required under Delaware law and as set forth below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

          (B) Without the approval of the Directors elected by the Holders of the shares of PGI Stock then outstanding, the Corporation will not (i) create, authorize or issue any securities or any warrants, rights, calls or options exercisable or exchangeable for or convertible into, or any obligations evidencing the right to purchase or acquire, any securities, including in connection with a merger, consolidation or other reorganization or (ii) reclassify any Junior Securities into any securities that rank senior to or on a parity with the Series B Stock with respect to dividends or upon liquidation or dissolution of the Corporation or any securities, warrants, rights, calls or options exercisable or exchangeable for or convertible into, or any obligations evidencing the right to purchase or acquire, any securities that rank senior to or on a parity with the Series B Stock with respect to dividends or upon liquidation or dissolution of the Corporation; provided that, notwithstanding the foregoing, the Corporation may issue stock options to employees of the Corporation or its Subsidiaries for up to an aggregate of 100,000 shares of Common Stock, each having an exercise price equal to at least the fair market value of the shares subject to such options on the date of grant, as determined by the Board of Directors, and options to purchase up to an aggregate of 599,775 shares of Common Stock, with an exercise price of $0.75 per such share, granted to the Chief Operating Officer of the Corporation.

          (C) Without the approval of Holders of at least a majority of the shares of PGI Stock then outstanding, voting or consenting, as the case may be, separately as a single class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, the Corporation will not amend, modify or repeal this Certificate of Designations. The authorization or consummation of a transaction that results in the PGI Stock being converted or exchanged for or becoming shares of a resulting entity (as such term is defined in Article IX) shall constitute an amendment, modification or repeal of this Certificate of Designations for purposes of this
Article VII.

          (D) (i) In the event of a Special Trigger Event when any PGI stock is outstanding, the number of Directors constituting the Board of Directors shall be immediately adjusted to permit the Holders of a majority of the shares of PGI Stock then outstanding, voting or consenting, as the case may be, separately as a single class, to immediately appoint a majority of the Directors (and to remove and replace such Directors).

          (ii) The right of the Holders of PGI Stock to vote pursuant to Article VII(D) (i) to appoint a majority of the Directors (and to remove and replace such Directors) upon the occurrence of a Special Trigger Event as aforesaid, shall be effective immediately upon the sending of a written notice thereof to the Corporation by the Agent and shall continue until such time as all Special Trigger Events shall be cured and no longer of any force or effect.

          (E) The Holders of a majority of the shares of PGI Stock then outstanding, voting separately as a single class, shall also be entitled to appoint one Director (and to remove and replace such Director) if any PGI Stock is outstanding; two Directors (and to remove and replace such Directors) if PGI stock having a Liquidation Preference of at least $7.5 million is outstanding; three Directors (and to remove and replace such Directors) if PGI Stock having a Liquidation Preference of at least $15.0 million is outstanding; and four Directors (and to remove and replace such Directors) if PGI Stock having a Liquidation Preference of at least $30.0 million is outstanding. Any appointment, removal or replacement referred to in this Article VII(E) shall be effective immediately upon the sending by Holders of a majority of the shares of PGI Stock outstanding of a written notice to the Corporation.

          (F) In connection with any vote by the holders of shares of Common Stock, the Holders and Storie Holders shall be entitled to vote with the holders of Common Stock as a class. Each share of Series B Stock shall be entitled to such number of votes that would attach to the number of shares of Common Stock that would have been issued had such shares of Series B Stock been converted into Common Stock immediately prior to the record date (or if no record date is set, then the date of any vote or consent) in respect of such vote.

          (G) Any vacancy occurring in the office of a director elected by the Holders of PGI Stock may be filled by the departing director unless and until such vacancy shall be filled by the Holders of PGI Stock.


VIII.  Conversion.
       ----------

          (A)  General Rights. Each share of Series B Stock shall be
               --------------
convertible, at any time, at the option of the Holder thereof (but if such share is called for redemption pursuant to Article VI, then only to and including but not after the close of the business on the fifth Business Day preceding the date fixed for such redemption, provided that no default by the Corporation in the payment of the Redemption Price shall have occurred and be continuing on the date fixed for such redemption in which case such right of conversion shall be reinstated), into that number of fully paid and non-assessable shares of Common Stock of the Corporation (calculated as to each conversion to the nearest 1/100th of a share) obtained by multiplying the number of the shares of Series B Stock surrendered for conversion by the Conversion Ratio (as defined below) then in effect (such date of conversion, a "Conversion Date").

          The conversion ratio (the "Conversion Ratio") shall initially be one share of Common Stock per share of Series B Stock (1/1).

          In order to exercise the conversion privilege, a Holder shall surrender the certificate(s) representing such shares, accompanied by transfer instrument(s) satisfactory to the Corporation and sufficient to transfer the Series B Stock being converted to the Corporation free of any adverse interest, at any of the offices or agencies maintained for such purpose by the conversion agent designated by the Corporation (the "Conversion Agent") and shall give written notice to the Corporation that the Holder elects to convert such shares. The initial Conversion Agent shall be the Corporation. Such notice shall also state the name(s), together with address(es), in which the certificate(s) for shares of Common Stock shall be issued. As promptly as practicable after the surrender of such shares of Series B Stock as aforesaid, the Corporation shall issue and deliver at the office of such Conversion Agent to such Holder, or on such Holder's written order, certificate(s) representing the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions hereof, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided for below. Certificates will be issued representing the balance of any remaining shares of Series B Stock in any case in which fewer than all of the shares of Series B Stock represented by a certificate are converted. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which shares of Series B Stock shall have been surrendered as aforesaid, and the Person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the Common Stock represented thereby at such time, unless the stock transfer books of the Corporation shall be closed on the date on which shares of Series B Stock are so surrendered for conversion, in which event such conversion shall be deemed to have been effected immediately prior to the close of business on the next succeeding day on which such stock transfer books are open, and such person(s) shall be deemed to have become such holder(s) of record of the Common Stock at the close of business on such later day. In either circumstance, such conversion shall be at the Conversion Ratio in effect on the date upon which such share shall have been surrendered to the Corporation.

          The dividend payable on a share of Series B Stock on a Dividend Payment Date shall be payable to the Holder of record of such share at the close of business on the Dividend Record Date applicable thereto, notwithstanding the conversion of such share after such Dividend Record Date and prior to the opening of business on such Dividend Payment Date or the default by the Corporation in the payment of the dividend due on such Dividend Payment Date. Except as provided in the next sentence, shares of Series B Stock surrendered for conversion during the period from the close of business on any Dividend Record Date to the opening of business on the Dividend Payment Date with respect to such dividend shall be accompanied by payment in immediately available funds or other funds acceptable to the Corporation of an amount equal to the dividend payable on such Dividend Payment Date on the shares of Series B Stock being surrendered for conversion. The dividend with respect to a share of Series B Stock called for redemption on a Redemption Date during the period from and including a Dividend Record Date to and including the Dividend Payment Date shall be payable on such Dividend Payment Date to the Holder of record of such share on such Dividend Record Date notwithstanding the conversion of such share of Series B Stock after the close of business on such Dividend Record Date and prior to the opening of business on such Dividend Payment Date, and the Holder converting such share of Series B Stock need not include a payment of such dividend amount upon surrender of such share of Series B Stock for conversion. Except as provided in this paragraph, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Series B Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

          No fractional interest in a share of Common Stock shall be issued by the Corporation upon the conversion of any share(s) of Series B Stock. Any fractional interest in a share of Common Stock resulting from conversion of any share(s) of Series B Stock shall be paid in cash (computed to the nearest cent) based on the current market price of the Common Stock (calculated as provided in subsection (f) below) on the day prior to the date on which such share or shares of Series B Stock are surrendered for conversion in the manner set forth above. If more than one certificate representing shares of Series B Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Stock represented by such certificates which are to be converted.

          The Conversion Ratio shall be adjusted from time to time as follows:

          (a) In case the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation in Common Stock or securities exchangeable, convertible or exercisable for Common Stock, the Conversion Ratio in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying the denominator of such Conversion Ratio by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares represented by such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

          (b) In case the Corporation shall issue Common Stock or securities exchangeable, convertible or exercisable for Common Stock ("Common Equivalents") at a price per share less than the then current market price per share (determined as provided in subsection (f) below) of the Common Stock on the date of issuance of the Common Stock or Common Equivalents, the Conversion Ratio in effect at the opening of business on such date shall be increased by multiplying the denominator of such Conversion Ratio by a fraction the numerator of which shall be the number of shares of Common Stock and Common Equivalents outstanding at the close of business on the date immediately preceding such issuance date plus the number of shares of Common Stock and Common Equivalents which the aggregate of the offering price of the total number of shares of Common Stock and Common Equivalents so offered for subscription, purchase or acquisition would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock and Common Equivalents outstanding at the close of business on such date plus the number of shares of Common Stock and Common Equivalents so offered for subscription, purchase or acquisition, such increase to become effective immediately after the opening of business on the day following such date. For the purposes of this subsection (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not issue any Common Equivalents in respect of shares of Common Stock held in the treasury of the Corporation.

          (c) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the numerator of the Conversion Ratio in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be increased, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the numerator of the Conversion Ratio in effect at the opening of business on the day following the day upon which such combination becomes effective shall be reduced. Such increase or reduction shall result in the Series

     B Stock (and each subseries thereof) being convertible into the same percentage of the Common Stock immediately after such subdivision or combination as it was convertible into immediately prior to such subdivision or combination and such reduction or increase, as the case may be, and shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock (i) capital stock of the Corporation, (ii) evidences of its indebtedness and/or (iii) cash or other assets of the Corporation (excluding (x) any Common Stock, rights or warrants referred to in subsection (b) above, and (y) any dividend or distribution referred to in subsection (a) above), then in each case, the Conversion Ratio in effect at the opening of business on the day following the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be increased by multiplying the numerator of such Conversion Ratio by a fraction the denominator of which shall be the current market price per share (determined as provided in subsection
     (f) below) of the Common Stock on such date of determination (or, if earlier, on the date on which the Common Stock goes "ex-dividend" in respect of such distribution) less the then fair market value as determined by the Board of Directors (whose determination shall be described in a statement filed with the Conversion Agent) of the portion of the assets, capital stock or evidences of indebtedness so distributed (and for which an adjustment to the Conversion Ratio has not previously been made pursuant to the terms of this Article VIII) applicable to one share of Common Stock, and the numerator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately after the opening of business on the day following such date of determination.

          (e) The reclassification or change of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which subsection (i) below applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of holders of Common Stock entitled to receive such distribution" within the meaning of subsection (d) above), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of subsection (c) above).

          (f) For the purpose of any computation under subsection (b) or (d) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the closing prices of the Common Stock for the twenty preceding consecutive trading days; (provided that, in the case of clause (d), if the period between the date of the public announcement of the dividend or distribution and the date for the determination of holders of Common Stock entitled to receive such dividend or distribution (or, if earlier, the date on which the Common Stock goes "ex-dividend" in respect of such dividend or distribution) shall be less than twenty trading days, the period shall be such lesser number of trading days but, in any event, not less than five trading days ) or, if the Common Stock is not then traded, the fair market value of a share of Common Stock as determined by an investment bank of national standing selected by Holders of a majority of the shares of outstanding Series B Stock and reasonably acceptable to the Corporation.

          (g) No adjustment in the Conversion Ratio shall be required unless such adjustment would require an increase or decrease of at least 1% of such ratio; provided, however, that any adjustments which by reason of this clause (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and provided further that adjustments shall be required and made in accordance with the provisions of this Article VIII (other than this clause (g)) not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of shares of Common Stock. Anything in this clause (g) to the contrary notwithstanding, the Corporation shall be entitled, at its option, to make such increases in the Conversion Ratio, in addition to those required by this Article VIII, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of capital stock or rights or warrants to purchase stock or securities, or distribution of evidences of indebtedness or assets (other than cash dividends or distributions paid from earnings) or other event shall be a tax free distribution for federal income tax purposes or for any other reason. All calculations under this clause (g) shall be made to the nearest cent.

          (h) Whenever the Conversion Ratio is adjusted as herein provided, the Corporation shall promptly mail a certificate of a firm of independent public accountants setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing same, which certificate shall constitute conclusive evidence, absent manifest error, of the correctness of such adjustment. The certificate shall be mailed to the Agent and each Storie Holder at its last address as the same appears on the stock transfer books of the Corporation and to the Conversion Agent.

          (i) In case of (i) any consolidation of the Corporation with, or merger of the Corporation into, any other entity, (ii) any merger of another entity into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or (iii) any sale or transfer of all or substantially all of the assets of the Corporation, each Holder and Storie Holder shall have the right thereafter to convert each share of Series B Stock only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which one share of Series B Stock might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock is not an entity with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "constituent entity"), or an Affiliate of a constituent entity and failed to exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subsection (i) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holders and the Storie Holders, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares. Any such adjustment shall be evidenced by a certificate of independent public accountants and a notice of such adjustment filed and mailed in the manner set forth in subsection (h) above and containing the information set forth in such subsection (h), and any adjustment so certified, shall for all purposes hereof conclusively be deemed to be an appropriate adjustment, absent manifest error. The above provisions shall similarly apply to successive consolidations, mergers, sales or transfers.

          (j) If Series B3 Stock having an aggregate Liquidation Preference of at least $15.625 million is not issued on or prior to the date that is six months and ten days after the Original Issue Date, the numerator of the Conversion Ratio with respect to the Series B2 Stock shall be increased by multiplying it by a fraction, the numerator of which is 5.8105 and the denominator of which is 85% of the average implied purchase price per share of Common Stock for all issuances of Common Stock or Common Equivalents by the Corporation (other than issuances or exercises of stock options held by employees of the Corporation or its Subsidiaries) during the period from the date that is six months after the Original Issue Date and the date that is 12 months after the Original Issue Date; provided that in no event shall such denominator be less than 2.7343 nor greater than 5.8105. In the event there are no such issuances during such period, such denominator shall be 5.8105. Such adjustment shall be effective one year and ten days after the Original Issue Date. Notwithstanding any other provisions of this Certificate of Designations, an adjustment pursuant to this clause (j) shall not result in any adjustment pursuant to any other provision of this Article VIII, except as set forth in clause (k) below.

          (k) In the event that the Convertible Notes, Warrants and Series B2 Stock become convertible or exercisable into more than 1,790,769 shares of Common Stock, the numerator of the Conversion Ratio with respect to the PGI Stock shall be increased by 0.0009114 (or pro rata portion thereof) for each 10,000 shares of Common Stock (or portion thereof) above 1,790,769 shares into which the Convertible Notes or Series B2 Stock becomes convertible. Notwithstanding any other provision of this Certificate of Designations, an adjustment pursuant to this clause (k) shall not result in any adjustment pursuant to any other provision of this Article VIII.

          (l)  In case:

               (i) the Corporation shall take any action that would result in an adjustment to the Conversion Ratio; or

               (ii) of any consolidation, merger or share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

               (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then the Corporation shall cause to be filed with any Conversion Agent and shall cause to be mailed to each Holder at its last address as the same appears on the books of the Corporation, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such actions, or, if the record is not to be taken, the date as of which the holders of Common Stock of record are to be determined, or (B) the date on which such consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses
(i) through (iii) above.

          The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Series B Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder or Storie Holder of the shares of Series B Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          The Corporation covenants that all shares of Common Stock which may be issued upon conversions of shares of Series B Stock will, upon issue, be duly and validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

          The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversions of shares of Series B Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Stock not theretofore converted.

          (B)  Initial Public Offering. Notwithstanding anything herein
               -----------------------
contained, upon the consummation of an underwritten Initial Public Offering generating gross proceeds to the Corporation of at least $25 million, all Series B Stock shall automatically be converted into Common Stock at the Conversion Ratio then in effect and all Series B Stock shall be surrendered forthwith to the Corporation in accordance with the procedures specified in VIII (A) above.

IX.  Merger, Consolidation and Sale of Assets.
     ----------------------------------------

          Without the affirmative vote or consent of the Holders of a majority of the shares of PGI Stock voting or consenting, separately as a single class, the Corporation may not recapitalize, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person.


X.    Mutilated or Missing Series B Stock Certificates.
      ------------------------------------------------

          If any of the Series B Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series B Stock certificate, or in lieu of and substitution for the Series B Stock certificate lost, stolen or destroyed, a new Series B Stock certificate of like tenor and representing an equivalent amount of shares of Series B Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series B Stock certificate and indemnity, if requested, satisfactory to the Corporation.


XI.   Reissuance; Preemptive Rights
      -----------------------------

          (i) Shares of Series B Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock other than the Series B Stock.

          (ii) No shares of Series B Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.


XII.  Business Day.
      ------------

          If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day and no further dividends shall accumulate after the day payment was required.

XIII.  Headings of Subdivisions.
       ------------------------

          The headings of various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.


XIV.   Severability of Provisions.
       --------------------------

          If any right, preference or limitation of the Series B Stock set forth in these resolutions and the Certificate of Designations filed pursuant hereto (as such Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in such Certificate of Designations, as amended, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.


XV.    Notice to the Corporation.
       -------------------------

          All notices and other communications required or permitted to be given to the Corporation hereunder shall be made by first-class mail, postage prepaid, or by Federal Express or similar overnight mail service with signature required for receipt to the Corporation at its principal executive offices (currently located on the date of the adoption of these resolutions at the following address: TVN Entertainment Corporation, 2901 W. Alemeda Avenue, Seventh Floor, Burbank, CA 91505, Attention: Chief Financial Officer). Minor imperfections in any such notice shall not affect the validity thereof.

          All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party by certified first class mail at its address with a return receipt requested, by Federal Express or similar overnight mail service with signature required for receipt, or by telecopy at the telecopier number set forth below or such other address or telecopier number as such party may hereinafter specify in writing for the purpose to the party giving such notice. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate electronic confirmation is received and a copy of such notice is sent by overnight mail service or (ii) if given by mail or overnight courier, 72 hours after such communication is deposited in the mails with first class postage prepaid or given to overnight courier service, addressed as aforesaid.

XVI.  Limitations.
      -----------

          Except as may otherwise be required by law, the shares of Series B Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this resolution (as such resolution may be amended from time to time) or otherwise in the Certificate of Incorporation of the Corporation.


          IN WITNESS WHEREOF, this Certificate has been signed on this 29th day of August, 1997.


                                        TVN ENTERTAINMENT CORPORATION


                                        By:   /s/ Arthur Fields
                                           ___________________________
                                           Name:  Arthur Fields
                                           Title: Senior Executive Vice
                                                  President

Attested by:

   /s/ Robert P. Latta
---------------------------
Name:  Robert P. Latta
Title: Assistant Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                         TVN ENTERTAINMENT CORPORATION

     TVN Entertainment Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

     1. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and has been consented to in writing by the stockholders, and written notice has been given, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     2. Article FOUR of the Corporation's Certificate of Incorporation is amended as follows:

          For the purpose of increasing the authorized number of shares of Preferred Stock, the second sentence of Article FOUR is hereby amended in its entirety and replaced by the following:

          "The total number of shares of Preferred this corporation shall have authority to issue is 20,248,107 shares, $.001 par value, and the total number of shares of Common this corporation shall have authority to issue is 40,000,000 shares, $.001 par value."

     IN WITNESS WHEREOF, TVN Entertainment Corporation has caused this Certificate to be executed by Stuart Z. Levin, its authorized officer, on this 18th day of December, 1997.


                                                  /s/ Stuart Z. Levin
                                                  ______________________________
                                                  Stuart Z. Levin, President

          CERTIFICATE OF VOTING POWERS, DESIGNATIONS, PREFERENCES
             AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL
                    RIGHTS AND QUALIFICATIONS, LIMITATIONS
                        AND RESTRICTIONS THEREOF OF THE
                     SERIES B CONVERTIBLE PREFERRED STOCK
                       OF TVN ENTERTAINMENT CORPORATION

                          __________________________

                        Pursuant to Section 242 of the
               General Corporation Law of the State of Delaware

                          __________________________


          I, Arthur Fields, Secretary of TVN Entertainment Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

          That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation as amended of said Corporation (the "Certificate of Incorporation"), said Board of Directors, by a unanimous written consent dated December 19, 1997, adopted a resolution amending the Certificate of Voting Powers, Designations, Preferences and Relative Participating, Optional or Other Special Rights and Qualifications, Limitations and Restrictions thereof of the Series B Convertible Preferred Stock of TVN Entertainment Corporation filed on August 28, 1997 with the Secretary of State of Delaware, which resolution is as follows:

          WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, as amended, to fix by resolution or resolutions the designation of each series of preferred stock and the powers, designations, preferences and relative participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of Delaware; and

          WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and amend the terms of a series of preferred stock and the number of shares constituting such series;

          NOW, THEREFORE, BE IT RESOLVED, that such series of preferred stock are hereby amended on the terms and with the provisions herein set forth:

          I.  Certain Definitions.  The definitions of "Securities Purchase
              -------------------
Agreement" and "Securityholders Agreement" are hereby deleted and replaced as follows:

          "`Securities Purchase Agreement' means the Securities Purchase Agreement, dated as of August 29, 1997 between the Corporation and Princes Gate Investors II, L.P, as amended."

          "`Securityholders Agreement' means the Securityholders Agreement, dated as of August 29, 1997, among the Corporation, Princes Gate Investors II, L.P., PG Investors II, Inc., Storie Partners, L.P., Wenonah Development Corp. and Jerome H. Turk and Carole Turk Family Trust, as amended."


          II. Designation.  The second sentence of Section II is hereby amended
              -----------
and restated to read as follows:

          "The number of shares constituting such series shall be 12,648,107."

     The fourth sentence of Section II is hereby amended and restated to read as follows:

          "The Series B Stock shall be issued in four subseries, with original liquidation preferences (the "Original Liquidation Preferences") equal to: $2.7343 per share for the first 5,714,442 shares of Series B Stock purchased by the Holders ("Series B1 Stock"); $5.8105 per share for the 1,790,769 shares of Series B Stock acquired by the Storie Holders ("Series B2 Stock"); $5.4687 per share for the next 2,857,169 shares of Series B Stock purchased by the Holders ("Series B4 Stock"); and $6.8359 per share for the next 2,285,727 shares of Series B Stock purchased by the Holders ("Series B3 Stock")."

          IN WITNESS WHEREOF, this Certificate has been signed on this 19th day of December, 1997.


                              TVN ENTERTAINMENT CORPORATION


                              By: /s/ Arthur Fields
                                  ______________________________________
                                  Name:  Arthur Fields
                                  Title: Senior Executive Vice President

Attested by:



/s/ Roger E. George
-------------------
Roger E. George
Assistant Secretary